Exhibit 10.2

VARONIS SYSTEMS, INC.

2005 STOCK PLAN

(As amended March 15, 2006)

(As amended April 12, 2007)

(As amended January 9, 2008)

(As amended December 22, 2008)

(As amended August 3, 2009)

(As amended March 13, 2012)

(As amended November 19, 2012)

(As amended March 12, 2013)

(As amended May 7, 2013)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, 102 Options, or 3(i) Options, as determined by the Administrator at the time of grant. Restricted Stock may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “102 Option” means an Option intended to qualify under Section 102 of the Ordinance.

(b) “3(i) Options” means an Option intended to qualify under Section 3(i) of the Ordinance.

(c) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(d) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, U.S. and Israeli tax laws, Israeli securities laws, Israel’s Companies Ordinance [New Version], Companies Law, and Foreign Currency Control Law, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(e) “Award” means, individually or collectively, a grant under the Plan of Options or Restricted Stock.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board, shall not be deemed to be a Change in Control; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means Varonis Systems, Inc., a Delaware corporation.

(l) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have lower or higher exercise prices and different terms), Options of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Option is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Israeli Employee” means any Employee of the Company or Subsidiary, who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes, excluding a “Controlling Shareholder” (as such term is defined in Section 32(9) of the Ordinance).

(u) “Israeli Non-employee” means any person who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes, and who is (i) an Employee and a “Controlling Shareholder” (as such term is defined in Section 32(9) of the Ordinance), or (ii) a Consultant, contractor or other service provider.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(y) “Optioned Stock” means the Common Stock subject to an Award.

(z) “Optionee” means the holder of an outstanding Award granted under the Plan.

(aa) “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, and regulations, rules and orders of procedures promulgated thereunder.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Plan” means this 2005 Stock Plan, including its appendixes.

(dd) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 11 of the Plan, or issued pursuant to the early exercise of an Option.

(ee) “Restricted Stock Purchase Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to Shares purchased under a Restricted Stock award. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Service Provider” means an Employee, Director or Consultant (including an Israeli Employee or an Israeli Non-employee).

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

(ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(jj) “Trustee” means a trustee appointed by the Administrator and approved by the Israeli tax authorities; in accordance with Section 102 of the Ordinance, to hold in trust for the benefit of an Optionee Options, Restricted Stock, and Shares issued upon the exercise of an Award.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 4,713,319 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in the first paragraph of this Section, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this second paragraph of this Section.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to institute an Exchange Program;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to allow Optionees to satisfy withholding tax obligations as prescribed in Section 16;

(ix) to modify or amend each Award (subject to Section 17(c) of the Plan) including but not limited to the discretionary authority to extend the post-termination exercise period of Awards and to extend the maximum term of an Option (subject to Section 8 regarding Incentive Stock Options);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

(d) Grants to Committee Members. If the Administrator is a Committee appointed by the Board, the grant of Options to members of the Committee, if any, shall be made by the Board and not by such Committee.

5. Eligibility. Nonstatutory Stock Options and Restricted Stock may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. 102 Options may be granted only to Israeli Employees. 3(i) Options may be granted only to Israeli Non-employees.

6. Limitations.

(a) Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as an Incentive Stock Option, a Nonstatutory Stock Option, a 102 Option or a 3(i) Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7. Term of Plan. Subject to stockholder approval in accordance with Section 21, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 17, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan. Any Options outstanding on such date of termination of the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Option. However, in no event shall the Plan become effective before the lapse of thirty (30) days following the giving of notice to the Israeli tax assessor with respect to the Company’s intent to grant Options and before the obtainment of the necessary approvals from the Israeli tax authorities.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above in accordance with and pursuant to a transaction described in Section 424 of the Code.

(b) Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised, together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. Unless the Administrator provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. Unless the Administrator provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Approval of Israeli Tax Authorities for 102 Options. With respect to 102 Options, the provisions of this Section 10 shall be subject to the receipt of any and all required approvals or permits from the Israeli tax authorities.

11. Restricted Stock.

(a) Rights to Purchase. Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (if any), and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within ninety (90) days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). Unless the Administrator provides otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Restricted Stock is purchased or otherwise issued, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased or otherwise issued, except as provided in Section 13 of the Plan.

12. Limited Transferability of Awards.

(a) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Optionee upon the death or disability of the Optionee. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award. With respect to 102 Options, the provisions of this Section 13(a) and Section 13(c) shall be subject to pre-rulings obtained from the Israeli tax authorities, to the extent necessary, as shall be determined by the Board.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction. In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Award and instead determines to treat the Award in a different manner, then the Optionee shall fully vest in and have the right to exercise the Award as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be vested or exercisable. If an Award is not assumed or substituted for, the Administrator shall notify the Optionee in writing or electronically that the Award shall be fully vested and exercisable for a period of time as determined by the Administrator, and any Award not assumed or substituted for shall terminate upon expiration of such period for no consideration, unless otherwise determined by the Administrator. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.

14. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant. Notwithstanding anything to the contrary, no 102 Options shall be granted before the lapse of thirty (30) days from the date the Plan and all relevant forms and documents were filed with the Israeli tax authorities. Furthermore, the grant of such 102 Options shall be subject to the Company’s obtainment of all applicable approvals from the Israeli tax authorities, pursuant to the requirements of the Ordinance.

15. Leaves of Absence; Transfers.

(a) Unless the Administrator provides otherwise, or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence.

(b) A Service Provider shall not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(c) For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

16. Tax Withholding. Prior to the delivery of any Shares pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Optionee to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Optionee’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, shall determine in what manner it shall allow a Optionee to satisfy such tax withholding obligation and may permit the Optionee to satisfy such tax withholding obligation, in whole or in part by one (1) or more of the following: (a) paying cash (or by check), (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to a Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount statutorily required to be withheld.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing (which may include e-mail) and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Administrator may in its discretion require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

22. Information to Optionees. Beginning on the earlier of (i) the date that the aggregate number of Optionees under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Optionees pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Optionees pursuant to Rule 701 under the Securities Act, the Company shall provide to each Optionee the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Optionees or by written notice to the Optionees of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Optionees agree to keep the information to be provided pursuant to this section confidential. If a Optionee does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

APPENDIX A

TO

VARONIS SYSTEMS, INC. 2005 STOCK PLAN

(for California residents only, to the extent required by 25102(o))

This Appendix A to the Varonis Systems Inc. 2005 Stock Plan shall apply only to Optionees who are residents of the State of California and who are receiving an Award under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Awards granted to residents of the State of California, until such time as the Administrator amends this Appendix A or the Administrator otherwise provides.

(a) The term of each Option shall be stated in the Option Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

(b) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

(c) If a Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as specified in the Option Agreement, which shall not be less than thirty (30) days following the date of the Optionee’s termination, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination.

(d) If a Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as specified in the Option Agreement, which shall not be less than six (6) months following the date of the Optionee’s termination, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination.

(e) If a Optionee dies while a Service Provider, the Option may be exercised within such period of time as specified in the Option Agreement, which shall not be less than six (6) months following the date of the Optionee’s death, to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, personal representative, or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination.

(f) No Award shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

(g) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of shares of common stock that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Option. The Administrator shall also make such adjustments to the extent required by Section 25102(o) of the California Corporations Code.

(h) This Appendix A shall be deemed to be part of the Plan and the Administrator shall have the authority to amend this Appendix A in accordance with Section 17 of the Plan.

APPENDIX B

TO

VARONIS SYSTEMS, INC. 2005 STOCK PLAN

(for residents of Israel only)

This Appendix B to the Varonis Systems, Inc. 2005 Stock Plan shall apply only to Optionees who are residents of the State of Israel and who are receiving an Award under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix B. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Awards granted to residents of the State of Israel, until such time as the Administrator amends this Appendix B.

(a) Notwithstanding anything to the contrary herein, the Plan may also be administered pursuant to the provisions of Section 102 (“Section 102”) or Section 3(i) (“Section 3 Tet”) of the Ordinance and the Israeli Companies Law, 1999, as amended from time to time, with respect to Service Providers who are Israeli residents. Details regarding the terms and conditions of Awards granted pursuant to the provisions of Section 102 in addition to those set forth herein, will be delivered to the participants who are Israeli residents and are issued with 102 Options along with the remaining terms and conditions.

(b) In the event that the Plan is administered pursuant to the provisions of Section 102, the Company may elect to grant Awards pursuant to the following tracks (each a “Tax Track”), all in accordance with the provisions of Section 102:

(i) the Capital Gains Track Through a Trustee,

(ii) the Income Tax Track Through a Trustee, or

(iii) the Income Tax Track Without a Trustee.

In the event the Company elects tracks (i) or (ii) above, each Award, and each Share issued upon the exercise of an Award by an Optionee who is an Israeli resident, may be issued by the Company to the Trustee and held in trust for the benefit of such Optionee (the “Trust”).

Furthermore, in the event the Company elects tracks (i) or (ii) above for the grant of 102 Options, all grants of 102 Options made following such election, shall be subject to the elected track, and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Options are first granted under the then prevailing track, or after a shorter period that may be prescribed by the Ordinance or the Israeli tax authorities.

(c) The Trustee and each Optionee who is granted a 102 Option shall comply with the Ordinance and with the trust agreement entered into between the Company and the Trustee the “Trust Agreement”). All certificates representing Shares issued to the Trustee under the Plan shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided. The Trustee shall hold the same pursuant to the instructions provided by the Administrator from time to time, provided such instructions are consistent with the terms of the Plan, the Trust Agreement and all applicable laws and regulations.

(d) No Awards granted, or Shares purchased pursuant to Awards in which the Company has elected tracks (i) or (ii) under paragraph (b) above shall be released from the Trust prior to the expiration of the following holding periods mandated by Section 102 of the Ordinance (such period, a “Holding Period” and such date on which each Holding Period lapses, a “Release Date”):

(i) With respect to Awards granted under the Capital Gains Track Through a Trustee, the holding period shall be twenty-four (24) months from the end of the tax year in which the Awards were allocated to the Optionee, or such shorter period as may be approved by the Israeli tax authorities;

(ii) With respect to Awards granted under the Income Tax Track Through a Trustee, the holding period shall be twelve (12) months from the end of the tax year in which the Awards were allocated to the Optionee, or such shorter period as may be approved by the Israeli tax authorities;

(iii) With respect to Awards granted under the Income Tax Track Without a Trustee, and with respect to 3(i) Options, the Ordinance does not require that the Awards be held in the Trust.

(e) Subject to the terms hereof, including any further holding period included in the Plan or the Option Agreement or the Restricted Stock Purchase Agreement, at any time after the Release Date with respect to any Awards or Shares, each Optionee may require (but shall not be obligated to require) the Trustee to release such Options, Restricted Stock or Shares, provided that no securities (or any other property received in respect of such securities) shall be released from the Trust to the Optionee unless and until such Optionee shall have paid in full all of such Optionee’s tax obligations with respect to such Shares (including without limitation, social security taxes, if applicable) and has provided to the Trustee with sufficient confirmation from the Israeli tax authorities, in form satisfactory in the opinion of Trustee.

(f) Without derogating from Optionee’s obligations to pay taxes when and as due, upon sale by an Optionee of any securities held in Trust, the Company may (by itself or through the Trustee) withhold from the proceeds of such sale all applicable taxes, in which event it shall remit the amount withheld to the appropriate Israeli tax authorities, shall pay the balance thereof directly to such Optionee, and shall report to such Optionee the amount so withheld and paid to said tax authorities.

(g) All Shares issued upon the exercise of Awards granted under the Plan shall entitle the Optionee to receive dividends with respect thereto and to vote the same at any meeting of the stockholders of the Company. For as long as Shares are held in Trust by the Trustee on behalf of the Optionee , the cash dividends paid with respect thereto shall be remitted to the Trustee for the benefit of such Optionee. In the event a stock dividend (including bonus Shares and any rights with respect to the Shares) is declared on Shares issued pursuant to the exercise of an Option, such stock dividend shall be issued to the Trustee for the benefit of such Optionee (if applicable) and shall be subject to the provisions of this Plan and the applicable Tax Track, and the holding period for such stock dividend shall be measured from the commencement of the holding period for the Option with respect to which the dividend was declared, subject to Applicable Law.

(h) For as long as Shares are held in Trust by the Trustee on behalf of the Optionee, the Trustee shall vote all such Shares in accordance with the instructions of such Optionee, to the extent such instructions were explicitly provided by such Optionee. The Trustee shall not be required to seek such instructions. The Trustee shall not be required to notify Optionee of any meeting of stockholders or any resolution taken in such meeting or by written consent.

(i) The exemption under Section 102 of the Ordinance shall be forfeited and the Optionee shall be required to promptly pay any applicable taxes with respect to his or her 102 Options upon the occurrence of any of the following:

(i) the Company or the Optionee fails to comply with one or more of the conditions for the exemption, as required by the Ordinance or the Israeli tax authorities (including without limitations the release of such Options, Shares or Restricted Stock from Trust prior to the applicable Release Date described in paragraph (d) above); or

(ii) the Israeli tax authorities withdraw or cancel the exemption for the Plan of such Optionee.

(j) In the event Options are granted to the Optionee under Tax Track (iii), if such Optionee’s employment is terminated, for any reason, such Optionee shall provide the Company with a guarantee or collateral securing the payment of all taxes required to be paid upon the sale of the Shares received upon exercise of Options, all in accordance with the provisions of Section 102 of the Ordinance.

(k) At the Administrator’s discretion, for purposes of simplicity and in order to ensure compliance with Israel’s tax regulations, the exercise of the Options and the purchases and sales of Shares issued upon the purchase or issuance of Restricted Stock under the Plan shall be executed by the Company or its Subsidiaries, as appropriate.

(l) With respect to the Plan participants who are Israeli residents, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

(m) Any tax consequences arising from the grant, exercise, purchase or issuance of any Awards, from the payment for Shares covered thereby or from any other event or act (whether of the Optionee or of the Company or its Subsidiaries) hereunder, shall be borne solely by the Optionee. Furthermore, such Optionee shall agree to indemnify the Company or Subsidiary that employs the Optionee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

(n) The Company shall require each Optionee to enter into an agreement pursuant to which Optionee:

(i) agrees and acknowledges that Optionee has received and read the Plan and the Option Agreement;

(ii) undertakes to comply with all the provisions of the Plan, Section 102 of the Ordinance (including the specific provisions regarding the applicable Tax Track selected by the Company), the Option Agreement and the Trust Agreement; and

(iii) subject to Section 102 of the Ordinance, undertakes not to release the Options or Shares from trust prior to the applicable Release Date described in paragraph (d) above.

(o) Without derogating from the limitations on transferability of Awards as specified in the Plan, as long as Shares, Options, or Restricted Stock are held by the Trustee on behalf of the Optionee, such Shares, Options and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent.